Exhibit 10.22

AMENDMENT TO TIMBERLAND DEED OF TRUST
AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS
(STATE OF WASHINGTON)

This amends and supplements Timberland Deed of Trust and Security Agreement with Assignment of Rents recorded April 29, 1992, in Volume 271, pages 237-332, Records of Jefferson County, Washington.

1.             The date of the Deed of Trust shall be April 29, 1992, the “29” having been omitted from the document recorded as above.

2.             The date of the note secured by the Deed of Trust is “April 29, 1992”, that date filled in on the document being subject to being interpreted as a “24”.

3.             Page 16 of the Deed of Trust is amended so as to read as set forth on Exhibit A attached hereto and by reference made a part hereof, the purpose of the revised page being to change, in item (b), the two references to “Current Ratio” to “Liquid Ratio.”

4.             As amended and supplemented hereby, the Deed of Trust is ratified and confirmed.

5.             The effective date of this Amendment shall be April 29, 1992.

DATED: May 13, 1992.
POPE RESOURCES, A Delaware Limited Partnership

	By:	POPE MGP, INC.

		By:	/s/ G. H. Foquet
George Folquet, President

	ATTEST:	/s/ Thomas M. Ringo
Thomas Ringo,
Vice President — Finance

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

	By:	/s/ Donald A. Morway
Donald A. Morway
	Its:	Assistant Treasurer

STATE OF WASHINGTON	)
) ss.
COUNTY OF KITSAP	)

                On this 21st day of May, 1992, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared George H. Folquet and Thomas Ringo, to me known to be the President and Vice President, respectively, of Pope MGP, Inc., the corporation that executed the foregoing instrument as Managing General Partner of Pope Resources, A Delaware Limited Partnership and acknowledged the said instrument to be the free and voluntary act and deed of said corporation on behalf of said Pope Resources, A Delaware Limited Partnership, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute the said instrument.

                Witness my hand and official seal hereto affixed the day and year first above written.

/s/ Fay Schultz
NOTARY PUBLIC in and for the State of Washington, residing at Poulsbo
My appointment expires 8/22/93

THE COMMONWEALTH OF MASSACHUSETTS	)
) ss.
County of Suffolk	)

                On this 2nd day of June, 1992, before me, the undersigned, a Notary Public in and for the said Commonwealth, residing therein, duly commissioned and sworn, personally appeared Donald A. Morway, to me personally known who by me duly sworn, did say that he is the Assistant Treasurer of JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and as the free act and deed of said corporation, for the uses and purposes therein mentioned.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

/s/ Marie C. O’Brien
NOTARY PUBLIC IN AND FOR SAID COMMONWEALTH
My appointment expires August 9, 1996

EXHIBIT A

(x)            Tangible Assets:  All assets except assets such as goodwill, patents, and similar assets of an intangible nature.

(xi)           Tangible Partner’s Capital:  All Tangible Assets less all consolidated liabilities of Grantor.

(xii)          Standing Timber Inventory:  The existing timber value (in board-feet or cords) allocated to the Property.

(xiii)         Average Annual Growth:  The average annual timber growth allocated to the Property.

(b)           Liquid Ratio:  On a consolidated basis, the Grantor shall at all times maintain a Liquid Ratio of no less than 1.25:1.

(c)           Consolidated Ratio of Liabilities to Capital:  The ratio of Grantor’s Consolidated Liabilities (excluding deferred profit) to Tangible Partner’s Capital shall at all times not be greater than 2.0:1.0.

(d)           Tangible Partner’s Capital:  The Grantor’s Tangible Partner’s Capital was not less than $18,600,000 on December 31, 1991, and will be maintained at no less than that level plus 50% of Grantor’s consolidated net income on an annual basis for the first five years following 1991, plus 40% of consolidated net income on a consolidated basis for the next five years, plus 30% of consolidated net income for the next five years, plus 20% of net income for the next five years, plus 10% of consolidated net income for the next five years.

(e)           Consolidated Ratio of Net Income Plus Interest Expense to Consolidated Interest Expense:  The ratio of Grantor’s consolidated net income plus interest expense to Grantor’s consolidated interest expense shall not be less than 1.5:1.0.

1.18.        Special Covenants of Grantor.  Without the prior written consent of Beneficiary, Grantor shall not:

(a)           Acquire any funded debt (defined as any borrowing or other obligation of Grantor or any subsidiary thereof maturing within a period in excess of one year, excluding capitalized leases and revolving lines of credit, excluding the loan from Beneficiary secured by this Deed of Trust) unless after giving effect thereto, Grantor remains in compliance with all the terms and provisions of this Deed of Trust, including all special restrictions and requirements.